Exhibit 21.1

Subsidiaries of Registrant

DOMESTIC

Subsidiary Name	Jurisdiction of Organization
Anastasia Advertising Art, Inc.	Florida
Atlantic Prospect, Inc.	New York
Bustop Shelters of Nevada, Inc.	Nevada
CBS Collegiate Sports Properties Inc.	Delaware
CBS IOA Holdings LLC	Delaware
CBS Outdoor Americas Capital Corporation	Delaware
CBS Outdoor Americas Capital LLC	Delaware
CBS Outdoor Group LLC	Delaware
CBS Outdoor L.A. Inc.	Delaware
CBS Outdoor LLC	Delaware
CBS Outernet Inc.	Delaware
CBS Outdoor Puerto Rico Inc.	Puerto Rico
Design-Graphics Inc.	Florida
New York Subways Advertising Co., Inc.	Arizona
Outdoor Inc.	Maryland
Outdoor Management Network, Inc.	California
Outdoor Systems Americas 1 (Delaware), LLC	Delaware
Outdoor Systems Americas 2 (Delaware), LLC	Delaware
Outdoor Systems Americas 3 (Delaware), LLC	Delaware
Outdoor Systems Electrical Corp.	New York
Raven Media LLC	Delaware
Salm Enterprises, Inc.	California
SDI Raven LLC	Delaware
TDI Northwest, Inc.	Washington
Transportation Displays Inc.	Delaware
Wilson-Curtis, Inc.	Missouri

FOREIGN

Subsidiary Name	Jurisdiction of Organization
3261823 Nova Scotia Company	Canada
559733 British Columbia Ltd.	Canada
Advertising Systems HoldCo C.V.	The Netherlands
CBS Canada GP Co.	Canada
CBS Midia Exterior Ltda	Brazil
CBS Netherlands PP BV	The Netherlands
CBS Outdoor Advertising Uruguay S.A.	Uruguay
CBS Outdoor Argentina	Argentina
CBS Outdoor Brasil Limitada	Brazil
CBS Outdoor Canada LP	Canada

Subsidiary Name	Jurisdiction of Organization
CBS Outdoor Chile S.A.	Chile
Eppar – Empresa de Paineis e Participacoes Ltda.	Brazil
Fusionante Vendor, S. de R.L. de C.V.	Mexico
International Outdoor Advertising Holdings Company	Cayman Islands
IOAHC Investments Company Uruguay Co.	Cayman Islands
IOAHC Investments Co.	Cayman Islands
IOA Prolix Co.	Cayman Islands
Outdoor Systems Americas ULC	Canada (Alberta)
Outdoor Systems Americas Holdco Sub Coöperatief U.A.	The Netherlands
Outdoor Systems Americas Netherlands NewCo B.V.	The Netherlands
Publibus Sociedad Anonima	Uruguay
Servicios Administrativos America, S. de R.L. de C.V.	Mexico
Techmidia Publicidade Exterior S.A.	Brazil
Vendor Publicidad Exterior S. de R.L. de CV	Mexico